                                                                EXHIBIT 5(b)(1)

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 7, 1997, by and between MAIL-WELL, INC., a Delaware corporation ("Mail-Well Delaware") and MAIL-WELL COLORADO, INC., a Colorado corporation ("Mail-Well Colorado").

     WHEREAS, Mail-Well Colorado is a wholly-owned subsidiary of Mail-Well Delaware; and

     WHEREAS, the respective Boards of Directors of Mail-Well Colorado and Mail-Well Delaware have determined it to be in the best interests of each to merge Mail-Well Delaware with and into Mail-Well Colorado, for the purpose of effecting a reincorporation of Mail-Well Delaware in Colorado; and

     WHEREAS, the shareholders of Mail-Well Delaware have approved the plan of merger (the "Merger") at the regular annual meeting thereof in accordance with its Certificate of Incorporation and Bylaws and the Delaware General Corporation Law.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein, the parties agree as follows:

     1.    Plan of Merger.  Effective at 5:01 p.m. EDT on  May 30, 1997 (the
           --------------
"Effective Time") Mail-Well Delaware will merge with and into Mail-Well Colorado, and the separate corporate existence of Mail-Well Delaware shall cease. Effective at such time, Mail-Well Colorado shall change its name to "Mail-Well, Inc."

     2.    Effect of Merger.  At the Effective Time, all of the common shares of
           ----------------
Mail-Well Delaware (the "Mail-Well Common") shall be converted automatically and by operation of law into common shares of Mail-Well Colorado (the "New Shares"), and all outstanding options to acquire Mail-Well Common shall be converted into the right to acquire a like number of New Shares, all without any action on the part of shareholders or optionees. The shares of Mail-Well Colorado currently held by Mail-Well Delaware shall be canceled. Mail-Well Colorado shall succeed to all of the rights, property and subsidiaries, and all of the obligations and liabilities, of Mail-Well Delaware. The Bylaws of Mail-Well Delaware shall become substantially the Bylaws of Mail-Well Colorado, with only such changes as are necessary to reflect the change of state of incorporation.

     3.    Officers and Directors.  After the Effective Time, all of the
           ----------------------
officers of Mail-Well Delaware shall become officers of Mail-Well Colorado, and all of the directors of Mail-Well Delaware shall become directors of Mail-Well

Colorado, until their successors have been elected and qualified.   The officers
and directors of Mail-Well Colorado shall thenceforth hold no offices therewith, except insofar as such officers and directors hold such offices with Mail-Well Delaware.

     4.    Articles of Merger.  The respective officers of Mail-Well Delaware
           ------------------
and Mail-Well Colorado shall execute Articles of Merger and cause them to be filed with the respective Secretaries of State of each of Colorado and Delaware in order to effect the Merger, and shall execute and deliver such other documents, instruments or certificates as may be required to accomplish same.

     5.    Successors.  This Agreement shall inure to the benefit of the parties
           ----------
hereto and their respective successors, heirs and assigns.

     6.    Entire Understanding.  This Agreement constitutes the entire
           --------------------
understanding of the parties hereto, and there are no oral or written statements, representations or agreements that modify or amend and of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.


                                   MAIL-WELL, INC.
                                    a Delaware corporation


                                   By:  /s/ Gerald F. Mahoney
                                       -----------------------------
                                        Gerald F. Mahoney, President



                                   MAIL-WELL COLORADO, INC.
                                    a Colorado corporation


                                   By:  /s/ Gerald F. Mahoney
                                       -----------------------------
                                        Gerald F. Mahoney, President




                                       2